ROY G. HALE

Certified Public Accountant

301-870-3374 P.O. Box 2634

800-286-4602 LaPlata, MD 20646

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNT

I hereby consent to the inclusion of my report, dated February 20, 2001, in the Registration Statement being filed under the Securities Act of 1933 and the Investment Company Act of 1940 by The Ehrenkrantz Growth Fund relating to the financial statements, as of December 31, 2000, referred to therein.

I also consent to the reference to my practice as an independent certified public accountant.

Roy G. Hale

Certified Public Accountant

July 27, 2001

La Plata, Maryland